As filed with the Securities and Exchange Commission on January 25, 2006

Registration No. 333-125338

Securities And Exchange Commission
Washington, D.C. 20549

Amendment No. 7 to Form S-11
Registration Statement
Under
The Securities Act of 1933, As Amended

Dividend Capital Total Realty Trust Inc.
(Exact name of registrant as specified in charter)

518 Seventeenth Street, 17th
Floor Denver, Colorado 80202 Telephone
(303) 228-2200
(Address of principal executive offices)

Marc J. Warren
President
518 Seventeenth Street, 17th Floor
Denver, Colorado 80202
Telephone (303) 228-2200
(Name, address and telephone number of agent for service)

Copies to:

Phyllis Korff Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036	David C. Roos Moye White LLP 1400 16th Street Denver, Colorado 80202

Approximate date of commencement of proposed sale to the public:
as soon as practicable after the registration statement becomes effective.

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

        If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per Share	Proposed maximum aggregate offering price(1)	Amount of registration fee

Primary Offering, Common Stock, $0.01 par value per share	150,000,000		$1,500,000,000

Distribution Reinvestment Plan, Common Stock, $0.01 par value per share	52,631,579		$500,000,000

Total, Common Stock, $0.01 par value per share		$2,000,000,000		$235,400

(1)
Includes 150,000,000 shares of the Registrant's common stock as may be sold, from time to time, by the Registrant to investors at $10.00 per share and 52,631,579 shares of the Registrant's common stock as may be issued, from time to time, pursuant to the Registrant's distribution reinvestment plan at $9.50 per share, with an aggregate public offering price not to exceed $2,000,000,000. The Registrant reserves the right to reallocate the shares of common stock being offered between the primary offering and the distribution reinvestment plan. Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

Amount
Commission registration fee	$235,400
NASD filing fee	75,500
Accounting fees and expenses*	1,350,000
Legal fees and expenses*	2,000,000
Sales and advertising expenses*	16,000,000
Blue Sky fees and expenses*	750,000
Printing expenses*	1,500,000
Miscellaneous*	589,100

$22,500,000

*
Estimated through completion of offering.

Item 32. Sales to Special Parties.

        Not Applicable.

Item 33. Recent Sales of Unregistered Securities.

        Effective April 25, 2005, the Company issued 200 shares of common stock to Montecito Investments LLC, an affiliate of the Advisor, for $2,000 in cash. The Company relied on Section 4(2) of the Securities Act for the exemption from the registration requirements of the Securities Act.

Item 34. Indemnification of Directors and Officers.

        Pursuant to Maryland corporate law and the Company's Charter, the Company is required to indemnify and hold harmless a present or former director, officer, Advisor, or affiliate and may indemnify and hold harmless a present or former employee or agent of the Company (the "Indemnitees") against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company while a Director, officer, Advisor, affiliate, employee or agent and in such capacity, provided that the Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of the Company. The Company will not indemnify or hold harmless the Indemnitee if: (i) the loss or liability was the result of negligence or misconduct if the Indemnitee is an affiliated director, the Advisor, an affiliate, an employee or an agent, (ii) the loss or liability was the result of gross negligence or willful misconduct if the Indemnitee is an independent director, (iii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active and deliberate dishonesty, (iv) the Indemnitee actually received an improper personal benefit in money, property, or services, (v) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (vi) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company. In addition, the Company will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving the alleged securities law violation as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular

Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request of indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violation of securities laws. Pursuant to its Charter, the Company is required to pay or reimburse reasonable expenses incurred by a present or former director, officer, employee, agent, Advisor or Affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reason of his service as a Director, officer, Advisor, Affiliate, employee or agent of the Company, (ii) the Indemnitee provides the Company with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Charter, (iii) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct, and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Company acting in his capacity as such, a court of competent jurisdiction approves such advancement.

        Any indemnification may be paid only out of Net Assets of the Company, and no portion may be recoverable from the stockholders.

        The Company has entered into indemnification agreements with each of the Company's officers and directors. The Indemnification agreements require, among other things, that the Company indemnify its officers and directors to the fullest extent permitted by law, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, the Company must indemnify and advance all expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements. The Company must also cover officers and directors under the Company's directors' and officers' liability insurance.

Item 35. Treatment of Proceeds from Securities Being Registered.

        Not applicable.

Item 36. Financial Statements and Exhibits.

  (a)
  Financial Statements:

        The following financial statements are included in the Prospectus:

          (1)   Report of Independent Registered Public Accounting Firm

          (2)   Consolidated Balance Sheet as of May 4, 2005

          (3)   Notes to Consolidated Balance Sheet

          (4)   Consolidated Financial Statements as of September 30, 2005, for the three months ended September 30, 2005 and for the period from April 11, 2005 (Inception) through September 30, 2005 (unaudited)

          (5)   Notes to Consolidated Financial Statements (unaudited)

  (b)
  Exhibits:

1.1	Dealer Manager Agreement.†
3.1	Dividend Capital Total Realty Trust Inc. Charter.†
3.2	Dividend Capital Total Realty Trust Inc. Bylaws.†
4.1	Form of Subscription Agreement (included in the Prospectus as Appendix B and incorporated herein by reference).
4.2	Form of Distribution Reinvestment Plan (included in the Prospectus as Appendix C and incorporated herein by reference).
5.1	Opinion of Venable LLP as to the legality of the securities being registered.†
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain federal income tax considerations relating to Dividend Capital Total Realty Trust Inc.†
10.1	Escrow Agreement.†
10.2	Amended and Restated Advisory Agreement between Dividend Capital Total Realty Trust Inc. and Dividend Capital Total Advisors LLC.†
10.3	Property Management Agreement between Dividend Capital Total Realty Trust Inc. and Dividend Capital Property Management LLC.†
10.4	Form of Indemnification Agreement between Dividend Capital Total Realty Trust Inc. and the officers and directors of Dividend Capital Total Realty Trust Inc.†
10.5	Second Amended and Restated Operating Partnership Agreement of Dividend Capital Total Realty Operating Partnership LP.†
10.6	Dividend Capital Total Realty Trust Inc. Long Term Incentive Plan.†
21.0	Subsidiary of the Company.†
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.*
23.2	Consent of Venable LLP (contained in its opinion filed herewith as Exhibit 5.1).
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (to be contained in its opinion filed herewith as Exhibit 8.1).
24.1	Power of Attorney (included on signature page hereto)

†
Previously filed.

*
Filed herewith.

Item 37. Undertakings

        The registrant undertakes:

        (1)   to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    to include any prospectuses required by Section 10(a)(3) of the Securities Act;

          (ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of common stock offered (if the total dollar value of common stock offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation Registration Fee" table in the effective registration statement; and

          (iii)  to include any material information with respect to the plan of distribution not previously disclosed on the registration statement or any material change to such information in the registration statement;

        (2)   that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial due diligence offering thereof;

        (3)   to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

        (4)   that, for the purpose of determining liability under the Securities Act to any purchaser:

          (i)    If the registrant is relying on Rule 430B:

            (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          (ii)   If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (5)   that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i)    any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii)   any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

          (iv)  any other communication that is an offer in the offering made by the registrant to the purchaser;

        (6)   that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed;

        (7)   to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensations and other benefits paid or accrued to the Advisor or its Affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

        (8)   to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations;

        (9)   to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period;

        (10) to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, as appropriate based on the type of property acquired and the type of lease to which such property will be subject, to reflect each commitment (such as the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the proceeds of the offering and to provide the information contained in such report to the stockholders at least once per quarter after the distribution period of the offering has ended; and

        (11) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        Table VI provides a summary of all real properties acquired by Dividend Capital Trust from inception through December 31, 2004 and acquisitions of tenancy-in-common interests through Dividend Capital Exchange from inception through September 30, 2005(1).

Table VI
Acquisitions of Industrial Properties by Dividend Capital Trust
Inception through December 31, 2004(2)

Name	# of Bldgs	Gross Leasable Space (sq. ft.)	Date of Purchase	Mortgage Financing(3)	Contract Purchase Price Plus Acquisition Fee	Other Capitalized Acquisition Costs	Total Initial Acquisition Costs(4)	Costs Capitalized Subsequent to Acquisition	Gross Book Value
Newpoint I	1	414,160	3/31/2004 6/8/2004	—	14,975,979	75,320	15,051,299	—	15,051,299
Southcreek	3	1,256,874	9/21/2004	—	14,998,500	21,979,907	36,978,407	(537,086)	36,441,321
Eagles Landing	1	505,000	10/1/2004	—	36,259,000	(20,188,677)	16,070,323	138,586	16,208,909
Buford Industrial	1	210,000	10/1/2004	—	8,452,561	43,807	8,496,368	—	8,496,368
Breckinridge Industrial	2	144,404	10/1/2004	—	11,939,958	168,642	12,108,600	—	12,108,600
Westgate Industrial	1	231,835	10/1/2004	—	6,909,644	31,203	6,940,847	—	6,940,847
Westpark Industrial	2	346,796	10/1/2004	—	8,678,230	216,533	8,894,763	79,910	8,974,673
Cobb Industrial	2	128,000	10/1/2004	—	6,329,121	39,872	6,368,992	26,898	6,395,890
Cabot Parkway Industrial	2	211,436	10/1/2004	—	16,181,878	75,341	16,257,219	(56,001)	16,201,218
Atlanta NE Portolio	2	458,426	11/5/2004	—	17,372,000	336,926	17,708,926	—	17,708,926
Lotus Cars USA	1	40,000	12/3/2004	—	3,131,000	1,103	3,132,103	—	3,132,103

TOTAL ATLANTA MARKET	18	3,946,931		—	145,227,871	2,779,976	148,007,847	(347,693)	147,660,154
Progress Industrial	2	127,100	10/1/2004	—	8,440,570	62,465	8,503,035	(40,226)	8,462,809
South Industrial	1	70,600	10/1/2004	—	3,911,730	18,294	3,930,024	(121,744)	3,808,280
Technology Industrial	1	54,400	10/1/2004	—	3,529,950	16,591	3,546,541	—	3,546,541
Sunnyslope Industrial	1	153,641	10/1/2004	—	11,190,800	50,767	11,241,567	—	11,241,567

TOTAL BOSTON MARKET	5	405,741		—	27,073,050	148,117	27,221,167	(161,970)	27,059,197
DFW	1	252,776	12/15/2003	—	11,330,000	42,841	11,372,841	(384,782)	10,988,058
Pinnacle	2	730,000	12/15/2003	—	29,149,000	292,260	29,441,260	(620,215)	28,821,045
Market Industrial	5	435,479	10/1/2004	—	16,861,451	126,954	16,988,405	—	16,988,405
Shiloh Industrial	2	99,750	10/1/2004	—	2,178,029	4,656,854	6,834,882	—	6,834,882
Perimeter Industrial	2	183,208	10/1/2004	—	7,670,653	(4,508,321)	3,162,332	17,203	3,179,535
Avenue R Industrial I	1	60,910	10/1/2004	—	2,388,124	32,234	2,420,358	—	2,420,358
Avenue R Industrial II	1	36,840	10/1/2004	—	1,401,733	8,648	1,410,381	—	1,410,381
Westfork Center Industrial	3	126,307	10/1/2004	—	6,442,282	38,010	6,480,292	25,746	6,506,038
Coasters Distribution Center	1	405,636	12/3/2004	—	14,650,050	1,234,304	15,884,354	—	15,884,354

TOTAL DALLAS MARKET	18	2,330,906		—	92,071,321	1,923,783	93,995,104	(962,048)	93,033,056
Interpark 70	1	160,232	9/30/2004	—	8,691,050	258,072	8,949,122	—	8,949,122

TOTAL DENVER MARKET	1	160,232		—	8,691,050	258,072	8,949,122	—	8,949,122
West by Northwest	1	189,467	10/30/2003	—	8,523,250	73,676	8,596,926	—	8,596,926
Bondesen Business Park	7	364,803	6/3/2004	—	24,224,850	152,081	24,376,931	(530,994)	23,845,937
Beltway 8 Business Park	4	261,559	6/3/2004	—	18,599,150	116,587	18,715,737	5,804	18,721,541
Corporate Industrial	2	79,252	10/1/2004	—	4,580,715	21,080	4,601,795	—	4,601,795
Reed and Julie Rivers Industrial	3	219,703	10/1/2004	—	10,190,259	103,014	10,293,273	—	10,293,273
Wynwood and Wynpark Industrial	2	107,406	10/1/2004	—	3,343,906	27,985	3,371,891	6,513	3,378,404
Siber Industrial	1	170,880	10/1/2004	—	5,268,895	117,560	5,386,455	—	5,386,455
Greenbriar Industrial	1	229,200	10/1/2004	—	9,130,138	68,052	9,198,190	(65,981)	9,132,209

TOTAL HOUSTON MARKET	21	1,622,270		—	83,861,163	680,035	84,541,198	(584,658)	83,956,540
Mallard Lake	1	222,122	10/29/2003	—	11,307,990	61,580	11,369,570	—	11,369,570
TOTAL CHICAGO MARKET	1	222,122		—	11,307,990	61,580	11,369,570	—	11,369,570
Plainfield	1	442,127	12/22/2003	—	15,560,210	102,801	15,663,011	(523,798)	15,139,213

TOTAL INDIANA MARKET	1	442,127		—	15,560,210	102,801	15,663,011	(523,798)	15,139,213

Park West	6	1,670,869	12/15/03 / 06/08/04	—		70,276,000	3,847,356	74,123,356	17,227	74,140,583
Northwest Business Center	1	126,500	5/23/2004	—		4,646,000	138,562	4,784,562	—	4,784,562

TOTAL CINCINNATI MARKET	7	1,797,369		—		74,922,000	3,985,919	78,907,919	17,227	78,925,145
Trade Pointe III	1	221,000	9/28/2004	—		8,080,000	179,775	8,259,775	—	8,259,775
Riverport	1	300,000	5/3/2004	—		9,999,000	92,045	10,091,045	—	10,091,045

TOTAL LOUISVILLE MARKET	2	521,000		—		18,079,000	271,820	18,350,820	—	18,350,820
Foothill Business Center	3	242,573	12/9/2004	—		22,321,000	105,545	22,426,545	—	22,426,545
Rancho	1	201,493	12/17/2003	—		10,102,015	(263,621)	9,838,394	478,917	10,317,311

TOTAL LOS ANGELES MARKET	4	444,066		—		32,423,015	(158,076)	32,264,939	478,917	32,743,856
Cypress Park East	2	367,137	10/22/2004	—		15,554,000	127,760	15,681,760	5,320	15,687,080

TOTAL ORLANDO MARKET	2	367,137		—		15,554,000	127,760	15,681,760	5,320	15,687,080
North Industrial	2	558,465	10/1/2004	—		20,372,835	92,474	20,465,309	(154,788)	20,310,521
South Industrial I	2	361,050	10/1/2004	—		16,684,488	311,770	16,996,257	—	16,996,257
South Industrial II	1	168,165	10/1/2004	—		6,073,323	63,570	6,136,893	—	6,136,893
West Southern Industrial	1	43,449	10/1/2004	—		3,906,508	24,746	3,931,254	—	3,931,254
West Geneva Industrial	3	38,274	10/1/2004	—		3,044,951	34,619	3,079,571	—	3,079,571
West 24th Industrial	2	58,400	10/1/2004	—		5,194,019	251,248	5,445,267	—	5,445,267
East Watkins Industrial	1	101,932	10/1/2004	—		13,087,276	76,776	13,164,052	—	13,164,052
Sky Harbor Transit Center	1	145,228	11/24/2004	—		9,797,000	334,396	10,131,396	—	10,131,396

TOTAL PHOENIX MARKET	13	1,474,963		—		78,160,400	1,189,599	79,349,999	(154,788)	79,195,211
Rittman Business Park	2	172,050	6/3/2004	—		7,676,000	48,491	7,724,491	—	7,724,491

TOTAL SAN ANTONIO MARKET	2	172,050		—		7,676,000	48,491	7,724,491	—	7,724,491
Huntwood Industrial	1	62,031	10/1/2004	—		6,509,450	44,112	6,553,562	—	6,553,562
Eden Rock Industrial	2	71,840	10/1/2004	—		6,642,463	46,557	6,689,020	—	6,689,020
Bayside Distribution Center	2	340,765	11/3/2004	—		21,967,500	161,138	22,128,638	—	22,128,638

TOTAL SAN FRANCISCO MARKET	5	474,636		—		35,119,413	251,808	35,371,221	—	35,371,220
Bridgestone/Firestone	1	756,030	6/9/2003	—		24,205,000	278,672	24,483,672	—	24,483,672
Park West International	1	520,000	6/29/2004	—		19,695,000	365,033	20,060,033	—	20,060,033
Eastgate	1	423,500	3/19/2004	—		14,443,000	353,664	14,796,664	—	14,796,664

TOTAL NASHVILLE MARKET	3	1,699,530		—		58,343,000	997,369	59,340,369	—	59,340,369
Chickasaw	2	392,006	7/22/2003	—		14,708,400	269,399	14,977,799	(278,350)	14,699,449
Memphis Trade Center III	1	709,000	6/22/2004	—		24,416,750	442,326	24,859,076	—	24,859,076

TOTAL MEMPHIS MARKET	3	1,101,006		—		39,125,150	711,725	39,836,875	(278,350)	39,558,525
GRAND TOTAL	106	17,182,086		142,758,768	(3)	743,194,633	13,380,777	756,575,410	(2,511,841)	754,063,569

(1)
Pursuant to the private placement of DCOP, tenancy-in-common interests in certain of DCT's buildings in the list above have been sold primarily to unrelated parties and leased back to DCOP as part of the Dividend Capital Exchange transactions. In accordance with GAAP, 100% of the cost and associated results of operations of these properties continue to be included in DCT's financial statements and are therefore shown as acquisitions of DCT.

(2)
Previously disclosed public information for DCT acquisitions is available only on an annual basis.

(3)
Figure represents the aggregate amount of debt that is (a) from mortgage financings secured by various DCT buildings ($142,754,768) and (b) outstanding on DCT's senior secured line of credit ($4,000) as of December 31, 2004.

(4)
Includes certain intangible assets and liabilities accounted for in accordance with SFAS No. 141.

Table VI
Acquisitions of Tenancy-in-Common Interests Through DCX
Inception through September 30, 2005(1)

Name	Location	# of Bldgs	Gross Leasable Space (sq. ft.)	Date of Purchase(2)	Mortgage Financing	Contract Purchase Price of Property Plus Acquisition Fees	Tenant in Common Interest Purchased (in Percent)	Contract Purchase Price of Tenant in Common Interest Plus Acquisition Fees	Other Capitalized Acquisition Costs(3)	Total Initial Acquisition Costs of Tenant in Common Interest(4)
Chickasaw A	Memphis, TN	1	108,250	11/26/2003	—	5,254,715	84.8%	4,455,696	17,028	4,472,724
Chickasaw H	Memphis, TN	1	283,756	2/23/2004	—	9,398,194	67.5%	6,347,231	145,174	6,492,405
Newpoint I	Atlanta, GA	1	414,160	8/30/2004	—	14,949,159	71.5%	11,419,427	181,648	10,875,748
Plainfield	Indianapolis, IN	1	442,127	9/30/2004	—	15,331,329	94.6%	13,776,946	194,846	14,697,119
Lincoln I	Atlanta, GA	1	195,816	2/28/2005	—	6,720,298	88.5%	5,949,513	97,525	6,047,038
Lincoln II	Atlanta, GA	1	262,600	1/13/2005	—	10,683,606	94.8%	10,126,070	159,228	10,285,298
Riverport	Louisville, KY	1	300,000	4/26/2005	—	9,864,027	94.2%	9,295,974	152,674	9,448,648
Estrella	Phoenix, AZ	1	168,165	6/23/2005	—	6,025,507	94.3%	5,680,168	91,122	5,771,290
Rancho	Rancho Cucamonga, CA	1	201,493	6/15/2005	—	9,995,209	92.5%	9,243,376	156,509	9,399,885
Buford	Atlanta, GA	1	210,000	7/28/2005	—	8,362,568	94.9%	7,934,734	117,321	8,052,055
Westpark	Atlanta, GA	1	216,074	7/29/2005	—	5,134,968	94.9%	4,874,502	76,169	4,950,671
West by Northwest	Houston, TX	1	189,467	8/31/2005	—	8,222,293	95.0%	7,810,220	161,128	7,971,348
Eastpark I	Memphis, TN	1	888,262	9/2/2005	—	30,614,431	79.1%	24,225,214	263,469	24,488,683
Silber II	Houston, TX	1	170,880	9/23/2005	—	5,184,052	58.1%	3,013,221	60,484	3,073,705

GRAND TOTAL		14	4,051,050			$145,740,356	n/a	$124,152,291	$1,874,326	$126,026,617

(1)
Figures are presented on a tax basis.

(2)
Represents the first date a tenant-in-common interest was purchased in each property as of September 30, 2005.

(3)
Consists of real estate transaction cost reimbursements, debt arrangement fees, LLC formation fees, application fees, and other costs customary in the purchase of real estate.

(4)
As a result of various lease agreements between the purchasers of the properties, as lessors, and a subsidiary of DCT, as lessee, along with certain purchase option rights afforded DCT within these lease agreements, the gross book value of the above properties is reflected on DCT's financial statements in accordance with generally accepted accounting principles.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on January 25, 2006.

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.
By:	/s/ MARC J. WARREN Marc J. Warren, President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on January 25, 2006.

Signature	Title
* John A. Blumberg	Chairman of the Board and Director
/s/ MARC J. WARREN Marc J. Warren	President and Director (principal executive officer)
* Charles B. Duke	Director
* Daniel J. Sullivan	Director
* John P. Woodberry	Director
/s/ JOHN E. BIALLAS John E. Biallas	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)
*By:	/s/ JOHN E. BIALLAS John E. Biallas	Attorney-in-fact

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
1.1	Dealer Manager Agreement.†
3.1	Dividend Capital Total Realty Trust Inc. Charter.†
3.2	Dividend Capital Total Realty Trust Inc. Bylaws.†
4.1	Form of Subscription Agreement (included in the Prospectus as Appendix B and incorporated herein by reference).
4.2	Form of Distribution Reinvestment Plan (included in the Prospectus as Appendix C and incorporated herein by reference).
5.1	Opinion of Venable LLP as to the legality of the securities being registered.†
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain federal income tax considerations relating to Dividend Capital Total Realty Trust Inc.†
10.1	Escrow Agreement.†
10.2	Amended and Restated Advisory Agreement between Dividend Capital Total Realty Trust Inc. and Dividend Capital Total Advisors LLC.†
10.3	Property Management Agreement between Dividend Capital Total Realty Trust Inc. and Dividend Capital Property Management LLC.†
10.4	Form of Indemnification Agreement between Dividend Capital Total Realty Trust Inc. and the officers and directors of Dividend Capital Total Realty Trust Inc.†
10.5	Second Amended and Restated Operating Partnership Agreement of Dividend Capital Total Realty Operating Partnership LP.†
10.6	Dividend Capital Total Realty Trust Inc. Long Term Incentive Plan.†
21.0	Subsidiary of the Company.†
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.*
23.2	Consent of Venable LLP (contained in its opinion filed herewith as Exhibit 5.1).
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in its opinion filed herewith as Exhibit 8.1).
24.1	Power of Attorney (included on signature page hereto)

†
Previously filed.

*
Filed herewith.